Exhibit 4.1
THIRD SUPPLEMENTAL INDENTURE
     THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of August 11, 2008, entered into by and among FTD, Inc., a Delaware corporation (the “Company”), FTD Group, Inc., a Delaware corporation and the parent corporation of the Company ( “Parent”), the other Guarantors listed on the signature page attached hereto, each a subsidiary of the Company (each a "Guaranteeing Subsidiary”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.
W I T N E S S E T H:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 6, 2004, among the Company, the Guaranteeing Subsidiaries party thereto and the Trustee, as supplemented by a supplemental indenture, dated as of February 24, 2004, among the Company, the Guaranteeing Subsidiaries party thereto and the Trustee, as further supplemented by a second supplemental indenture, dated as of February 14, 2005, among the Company, the Guaranteeing Subsidiaries party thereto, Parent and the Trustee (collectively, and as amended or supplemented from time to time, the “Indenture”), providing for the issuance of (and pursuant to which the Company has issued) $175,000,000 aggregate principal amount of the Company’s 7.75% Senior Subordinated Notes due 2014 (the “Notes”);
     WHEREAS, Parent has entered into an Agreement and Plan of Merger, dated as of April 30, 2008, as amended by the First Amendment thereto, dated as of July 16, 2008 (as so amended, and as it may be further amended from time to time, the “Merger Agreement”), with United Online, Inc., a Delaware corporation (“UOL”), and UNOLA Corp., a Delaware corporation and an indirect wholly owned subsidiary of UOL (“Acquisition Corp.”), pursuant to which on the terms and conditions set forth therein, UOL agreed to acquire Parent through a merger of Parent with Acquisition Corp., with Parent surviving as a wholly owned subsidiary of UOL;
     WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes (the "Tender Offer”) pursuant to an Offer to Purchase and Consent Solicitation Statement dated July 28, 2008 (the “Statement”);
     WHEREAS, pursuant to the Tender Offer, the Company also has requested that Holders of the Notes deliver their consents (the “Consents”) with respect to certain amendments and waivers to the Indenture;
     WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, the Guaranteeing Subsidiaries and the Trustee may amend or supplement the Indenture, the Notes and any Guarantee, with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes not owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (the “Outstanding Notes”), and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes;
     WHEREAS, the Holders of a majority of the Outstanding Notes have duly consented to the proposed modifications and waivers set forth in this Third Supplemental Indenture in accordance with Section 9.2 of the Indenture;
     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this Third Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 12.4 of the Indenture;
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture have been complied with or have been done or performed; and

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     WHEREAS, this Third Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 3.01 hereof (subject to the proviso set forth therein) are satisfied, and the amendments and waivers effected by this Third Supplemental Indenture will become operative with respect to the Notes at the Consent Acceptance Time (as defined herein).
     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Third Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows.
ARTICLE ONE
AMENDMENTS
     SECTION 1.01. Amendments.
     (a) Amendment of Article IV. Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting the following provisions and all references thereto: Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20, in each case, in their entireties.
     (b) Amendment of Section 5.1. Subject to Section 3.01 hereof, Section 5.1 of the Indenture is hereby amended to read, in its entirety, as follows:
     “Section 5.1 MERGER, CONSOLIDATION OR SALE OF ASSETS
     Except for the Merger, the Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company’s assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations in connection with the Notes and this Indenture.”
     (c) Amendment of Section 6.1. Subject to Section 3.01 hereof, Section 6.1 of the Indenture is hereby amended to delete subsections (c) through (h), inclusive, thereof and all references thereto, and subsection (b) thereof is hereby amended to read, in its entirety, as follows:
     “(b) the Company’s failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise.”
     (d) Amendment of Section 8.4. Subject to Section 3.01 hereof, Section 8.4 of the Indenture is hereby amended to:
(i)	delete subsection (c) thereof, replacing it with the phrase “Intentionally Omitted”;

(ii)	add at the beginning of subsections (f) and (g) thereof the phrase “in the case of an election under Section 8.2 hereof,”; and

(iii)	modify subsection (a) thereof to delete the reference to “the Company” therein and replace such reference with the words “any person.”
     (e) Effective as of the date hereof, none of the Company, Parent, the Guaranteeing Subsidiaries or the Trustee or any Holder of Notes shall have any rights, obligations or liabilities under such deleted Sections, Article or subsections, and such deleted Sections, Article or subsections shall not be considered in determining whether a Default or Event of Default has occurred or whether any of the Company, Parent or the Guaranteeing Subsidiaries has observed, performed or complied with the provisions of the Indenture.

     SECTION 1.02. Amendment of Definitions. Subject to Section 3.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments of the Indenture pursuant to Section 1.01 hereof.
ARTICLE TWO
WAIVERS
     SECTION 2.01. Waiver of Defaults. Effective as of the date hereof, any and all Defaults, Events of Defaults and other defaults resulting from the consummation of the transactions contemplated by the Merger Agreement, any transactions related thereto and any financing in connection therewith are hereby waived.
ARTICLE THREE
MISCELLANEOUS
     SECTION 3.01. Effectiveness. This Third Supplemental Indenture supplements the Indenture with respect to the Notes and shall be a part and subject to all of the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.
          This Third Supplemental Indenture shall take effect on the date that each of the following conditions shall have been satisfied or waived:
     (a) each of the parties hereto shall have executed and delivered this Third Supplemental Indenture; and
     (b) the Company shall have received written consent to these amendments and waivers from the Holders of at least a majority in principal amount of the outstanding Notes;
     provided, however, that the amendments and waivers set forth in Sections 1.01, 1.02 and 2.01 of this Third Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the “Consent Acceptance Time,” which is following the Expiration Date (as defined in the Statement) and immediately prior to the Merger Effective Time (as defined in the Statement);
     provided further, that if the Merger Effective Time does not occur within 3 business days following the Expiration Date, this Third Supplemental Indenture shall be void ab initio, as if such Third Supplemental Indenture never became effective.
     SECTION 3.02. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).
     SECTION 3.03. No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for the correctness or completeness of the same.
     SECTION 3.04. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.
[signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the date hereof.

THE COMPANY: FTD, INC.
By:	/S/ BECKY SHEEHAN
	Name:	Becky Sheehan
	Title:	EVP and Chief Financial Officer

GUARANTEEING PARENT ENTITY: FTD GROUP, INC.
By:	/S/ BECKY SHEEHAN
	Name:	Becky Sheehan
	Title:	EVP and Chief Financial Officer

GUARANTEEING SUBSIDIARIES: FLORISTS’ TRANSWORLD DELIVERY, INC.
By:	/S/ BECKY SHEEHAN
	Name:	Becky Sheehan
	Title:	EVP and Chief Financial Officer

FTD.COM INC.
By:	/S/ BECKY SHEEHAN
	Name:	Becky Sheehan
	Title:	EVP and Chief Financial Officer

FLOWERS USA, INC.
By:	/S/ JON R. BURNEY
	Name:	Jon R. Burney
	Title:	Secretary

FTD HOLDINGS INCORPORATED
By:	/S/ JON R. BURNEY
	Name:	Jon R. Burney
	Title:	Secretary

RENAISSANCE GREETING CARDS, INC.
By:	/S/ JON R. BURNEY
	Name:	Jon R. Burney
	Title:	Secretary

VALUE NETWORK SERVICES, INC.
By:	/S/ JON R. BURNEY
	Name:	Jon R. Burney
	Title:	Secretary

FTD INTERNATIONAL CORPORATION
By:	/S/ JON R. BURNEY
	Name:	Jon R. Burney
	Title:	Secretary

THE TRUSTEE: U.S. BANK NATIONAL ASSOCIATION
By:	/S/ RAYMOND S. HAVERSTOCK
	Name:	Raymond S. Haverstock
	Title:	Vice President